Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard • N. Huntingdon, PA 15642 • (724) 863.9663

FOR IMMEDIATE RELEASE

The ExOne Company Receives Standard Nasdaq Notice Relating to Delay in Filing First Quarter 10-Q

NORTH HUNTINGDON, PA, May 15, 2015 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and printed products to industrial customers, announced today that it received notice from The Nasdaq Listing Qualifications Department (“Nasdaq”) on May 12, 2015, stating that ExOne is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all periodic reports with the Securities and Exchange Commission (“SEC”). The Company received the notice because it has not yet filed its Form 10-Q for the quarter ended March 31, 2015 (the “10-Q”) with the Securities and Exchange Commission (“SEC”). As previously announced on May 11, 2015, ExOne filed a Form 12b-25 Notification of Late Filing with the SEC reporting a delay in filing its 10-Q. The delay is due to unforeseen difficulties with respect to the implementation of the first phase of its new Enterprise Resource Planning (“ERP”) software system in ExOne GmbH, its largest operating subsidiary. The Company expects to file its 10-Q with the SEC in early June 2015. This press release is being issued in accordance with Nasdaq Listing Rule 5810(b).

ExOne believes that the Nasdaq notice and the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) will have no immediate effect on the listing or trading of ExOne’s common stock on The Nasdaq Global Market. Under the Nasdaq listing rules, the Company has 60 days to submit a plan to Nasdaq to regain compliance with Nasdaq Listing Rule 5250(c)(1). ExOne expects to be fully compliant with Nasdaq Listing Rule 5250(c)(1) in early June, well before the July 13, 2015 deadline to submit the plan to Nasdaq.

About ExOne

ExOne is a global provider of 3D printing machines and printed products, materials and other services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and print products for customers through its eight PSCs, which are located in the United States, Germany, Italy and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

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The ExOne Company Receives Standard Nasdaq Notice Relating to Delay in Filing First Quarter 10-Q

May 15, 2015

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations including the related challenges of conducting business in international locations such as Russia; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. The Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Investors:

Brian W. Smith	Deborah K. Pawlowski / Karen L. Howard
ExOne, Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

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